Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2019 RESULTS

JERICHO, NY, July 24, 2019 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended June 30, 2019.

Highlights For The Second Quarter

•	Net earnings of $0.32 per share
•	Funds From Operations (FFO) of $0.47 per share
•	Adjusted Funds From Operations (AFFO) of $0.43 per share
•	Acquired nine properties for an aggregate of $29.7 million

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “We delivered another quarter of consistent growth as the year continues to progress as expected. Our highly occupied net lease portfolio generated solid results while we also continued to selectively acquire new properties and invest in sites through our redevelopment program. More specifically, during the quarter, we acquired nine properties, and advanced all of our active redevelopment projects. Strength in the convenience store market, combined with the quality and attractive footprint of our portfolio, underpins our ongoing confidence in Getty’s outlook for the remainder of 2019 and beyond.”

Net Earnings

The Company reported net earnings for the quarter ended June 30, 2019, of $13.2 million, or $0.32 per share, as compared to net earnings of $13.5 million, or $0.33 per share, for the same period in 2018. The Company reported net earnings for the six months ended June 30, 2019, of $24.1 million, or $0.58 per share, as compared to net earnings of $23.6 million, or $0.58 per share, for the same period in 2018.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended June 30, 2019, was $19.6 million, or $0.47 per share, as compared to $17.6 million, or $0.43 per share, for the same period in 2018. FFO for the six months ended June 30, 2019, was $37.5 million, or $0.90 per share, as compared to $35.4 million, or $0.88 per share, for the same period in 2018.

AFFO for the quarter ended June 30, 2019, was $18.1 million, or $0.43 per share, as compared to $17.4 million, or $0.43 per share, for the same period in 2018. AFFO for the six months ended June 30, 2019, was $35.7 million, or $0.86 per share, as compared to $34.2 million, or $0.85 per share, for the same period in 2018.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased by $0.1 million to $33.6 million for the quarter ended June 30, 2019, as compared to $33.5 million for the same period in 2018. Rental income contractually due from our tenants included in revenues from rental properties was $29.4 million for the quarter ended June 30, 2019, as compared to $28.4 million for the quarter ended June 30, 2018. Revenues from rental properties increased by $2.0 million to $66.8 million for the six months ended June 30, 2019, as compared to $64.8 million for the six months ended June 30, 2018. Rental income contractually due from our tenants included in revenues from rental properties was $58.6 million for the six months ended June 30, 2019, as compared to $55.9 million for the six months ended June 30, 2018. The growth in revenues from rental properties for the quarter and six months ended June 30, 2019, was primarily due to revenue from properties acquired by the Company in 2018, along with contractual rent increases. Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which were reimbursable by the tenants pursuant to the terms of triple-net lease agreements, were $3.9 million and $4.5 million for the three months ended June 30, 2019 and 2018, respectively, and were $7.6 million and $7.5 million for the six months ended June 30, 2019 and 2018, respectively.

Property costs were $5.6 million for the quarter ended June 30, 2019, as compared to $6.4 million for the same period in 2018. The decrease in property costs for the quarter ended June 30, 2019, was principally due to a decrease in reimbursable and non-reimbursable real estate taxes. Property costs were $11.1 million for the six months ended June 30, 2019, as compared to $11.4 million for the same period in 2018. The decrease in property costs for the six months ended June 30, 2019, was principally due to a decrease in rent expense and non-reimbursable real estate taxes partially offset by an increase in professional fees related to property redevelopments.

Environmental expenses were $0.9 million for the quarter ended June 30, 2019, as compared to $1.4 million for the same period in 2018. Environmental expenses were $1.8 million for the six months ended June 30, 2019, as compared to $2.4 million for the same period in 2018. The decrease in environmental expenses for the quarter and six months ended June 30, 2019, was principally due to decreases in environmental estimates, accretion and environmental legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $3.8 million for the quarter ended June 30, 2019, as compared to $3.9 million for the same period in 2018. The decrease in general and administrative expense for the quarter ended June 30, 2019, was principally due to decreases in legal and other professional fees and public company expenses partially offset by an increase in employee-related expenses. General and administrative expense was $7.8 million for the six months ended June 30, 2019, as compared to $7.4 million for the same period in 2018. The increase in general and administrative expense for the six months ended June 30, 2019, was principally due to $0.3 million of non-recurring employee related expenses attributable to retirement costs.

Impairment charges were $0.7 million for the quarter ended June 30, 2019, as compared to $1.2 million for the same period in 2018. Impairment charges were $1.5 million for the six months ended June 30, 2019, as compared to $4.0 million for the same period in 2018. Impairment charges for the quarter and six months ended June 30, 2019 and 2018, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

During the quarter ended June 30, 2019, the Company acquired fee simple interests in six properties located in metro Los Angeles, CA for $24.7 million in the aggregate and entered into a unitary triple-net lease with a new tenant. In addition, the Company acquired fee simple interests in three properties in Alabama, Georgia and North Carolina for a purchase price of $5.0 million in the aggregate. Subsequent to June 30, 2019, the Company acquired fee simple interests in two properties for a purchase price of $8.5 million in the aggregate.

Redevelopment Activities

As of June 30, 2019, the Company was actively redeveloping seven of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition to the seven properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties from its net lease portfolio that are suitable for redevelopment to either a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of June 30, 2019, the Company had signed leases on six properties, that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of June 30, 2019, the Company had $440.0 million of outstanding indebtedness with a weighted average interest rate of 5.1%. The Company’s indebtedness consisted of $115.0 million in aggregate borrowings under its credit agreement and an aggregate principal amount of $325.0 million of senior unsecured notes. Total cash and cash equivalents were $25.6 million as of June 30, 2019.

2019 Guidance

The Company reaffirms its 2019 AFFO guidance at a range of $1.71 to $1.75 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Thursday, July 25, 2019, at 8:30 a.m. EDT. To participate in the call, please dial (800) 394-8218, or (323) 701-0225 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, July 25, 2019, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, August 1, 2019. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 8424117.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of June 30, 2019, the Company owned 862 properties and leased 71 properties from third-party landlords in 31 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2019 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Real estate:
Land	$651,517	$631,185
Buildings and improvements	413,505	409,753
Construction in progress	2,264	2,168
	1,067,286	1,043,106
Less accumulated depreciation and amortization	(158,672)	(150,691)
Real estate, net	908,614	892,415
Investment in direct financing leases, net	84,197	85,892
Notes and mortgages receivable	32,154	33,519
Cash and cash equivalents	25,563	46,892
Restricted cash	1,942	1,850
Deferred rent receivable	39,506	37,722
Accounts receivable, net of allowance of $1,688 and $2,094, respectively	2,548	3,008
Right-of-use assets - operating	23,871	—
Right-of-use assets - finance	1,099	—
Prepaid expenses and other assets	57,856	57,877
Total assets	$1,177,350	$1,159,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement, net	$112,640	$117,227
Senior unsecured notes, net	324,466	324,409
Environmental remediation obligations	58,760	59,821
Dividends payable	14,628	14,495
Lease liability - operating	24,463	—
Lease liability - finance	4,474	—
Accounts payable and accrued liabilities	53,408	62,059
Total liabilities	592,839	578,011
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 41,108,192 and 40,854,491 shares issued and outstanding, respectively	411	409
Additional paid-in capital	646,581	638,178
Dividends paid in excess of earnings	(62,481)	(57,423)
Total stockholders’ equity	584,511	581,164
Total liabilities and stockholders’ equity	$1,177,350	$1,159,175

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Revenues from rental properties	$33,560	$33,483	$66,847	$64,836
Interest on notes and mortgages receivable	728	759	1,490	1,522
Total revenues	34,288	34,242	68,337	66,358
Operating expenses:
Property costs	5,643	6,429	11,138	11,363
Impairments	701	1,160	1,472	3,977
Environmental	855	1,396	1,758	2,384
General and administrative	3,798	3,855	7,775	7,442
Allowance for doubtful accounts	(113)	(119)	(28)	7
Depreciation and amortization	6,151	5,907	12,250	11,501
Total operating expenses	17,035	18,628	34,365	36,674

Gain (loss) on dispositions of real estate	427	3,016	376	3,665

Operating income	17,680	18,630	34,348	33,349

Other income (expense), net	1,504	224	1,709	588
Interest expense	(5,986)	(5,314)	(11,932)	(10,365)
Net earnings	$13,198	$13,540	$24,125	$23,572

Basic earnings per common share:
Net earnings	$0.32	$0.33	$0.58	$0.58

Diluted earnings per common share:
Net earnings	$0.32	$0.33	$0.58	$0.58

Weighted average common shares outstanding:
Basic	41,024	39,901	40,949	39,806
Diluted	41,049	39,914	40,968	39,817

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net earnings	$13,198	$13,540	$24,125	$23,572
Depreciation and amortization of real estate assets	6,151	5,907	12,250	11,501
(Gain) loss on dispositions of real estate	(427)	(3,016)	(376)	(3,665)
Impairments	701	1,160	1,472	3,977
Funds from operations	19,623	17,591	37,471	35,385
Revenue recognition adjustments	(235)	(598)	(614)	(1,380)
Changes in environmental estimates	(218)	(96)	(559)	(608)
Accretion expense	494	616	1,032	1,308
Environmental litigation accruals	(18)	—	27	—
Insurance reimbursements	(79)	(94)	(270)	(309)
Legal settlements and judgments	(1,422)	—	(1,422)	(147)
Adjusted funds from operations	$18,145	$17,419	$35,665	$34,249
Basic per share amounts:
Earnings per share	$0.32	$0.33	$0.58	$0.58
Funds from operations per share	0.47	0.43	0.90	0.88
Adjusted funds from operations per share	$0.43	$0.43	$0.86	$0.85
Diluted per share amounts:
Earnings per share	$0.32	$0.33	$0.58	$0.58
Funds from operations per share	0.47	0.43	0.90	0.88
Adjusted funds from operations per share	$0.43	$0.43	$0.86	$0.85
Weighted average common shares outstanding:
Basic	41,024	39,901	40,949	39,806
Diluted	41,049	39,914	40,968	39,817

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com